                                                                    EXHIBIT 10.2

                         EXPENSE AND INDEMNITY AGREEMENT

      This Expense and Indemnity Agreement (this "Agreement") is entered into as of [__], 2005, by and between ING USA Annuity and Life Insurance Company, an Iowa insurance company ("ING USA"), and Citibank, N.A., as indenture trustee, registrar, transfer agent, paying agent and calculation agent ("Citibank").

      WHEREAS, in consideration of Citibank providing services to each Trust created in connection with the Program and pursuant to the Program Documents under which Citibank will have certain duties and obligations, ING USA hereby agrees to the following compensation arrangements and terms of indemnity.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.01. Definitions. All capitalized terms not otherwise defined herein will have the meanings set forth in the Standard Indenture Terms attached as Exhibit [__] to Registration Statement on Form S-3 (File No. [___________]) filed with the Securities and Exchange Commission by ING USA on [____________], as may be amended. The following terms, as used herein, have the following meanings:

      "Excluded Amounts" means (i) any obligation of any Trust to make any payment to any Holder in accordance with the terms of the applicable Indenture or such Trust's Notes, (ii) any obligation or expense of any Trust to the extent that such obligation or expense has actually been paid utilizing funds available to such Trust from payments under the applicable Funding Agreement, (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that: (a) any Trust's Notes are, or are deemed to be, (1) participations in the applicable Funding Agreement or (2) contracts of insurance, or (b) the offer, purchase, sale and/or transfer of any Trust's Notes and/or the pledge and collateral assignment of the applicable Funding Agreement by any Trust to Citibank on behalf of the Holders of such Trust's Notes (1) constitutes the conduct of the business of insurance or reinsurance in any jurisdiction or (2) requires such Trust or any Holder of such Trust's Notes to be licensed as an insurer, insurance agent or broker in any jurisdiction, (iv) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on Citibank that results from the bad faith, willful misconduct or negligence of Citibank, (v) any costs and expenses attributable solely to Citibank's administrative overhead unrelated to the Program, (vi) any tax imposed on fees paid to Citibank, (vii) any withholding taxes imposed on or with respect of payments made under the applicable Funding Agreement, the applicable Indenture or a Trust's Note and (viii) any Additional Amounts paid to any Holder.

                                        1

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      "Fees" means the fees agreed to between ING USA and Citibank as set forth in the fee schedule attached as Exhibit A to this Agreement.

      "Obligation" means any and all (i) costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel) relating to the offering, sale and issuance of the Notes by each Trust under the Program, (ii) costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel) as expressly authorized under the applicable Indenture and any of the other Program Documents and (iii) costs, expenses and taxes of each Trust; provided, however, that Obligations do not include Excluded Amounts.

                                   ARTICLE II
                                SERVICES AND FEES

      Section 2.01 Fees. ING USA hereby agrees to pay Citibank its Fees. Such Fees may be subject to amendment in the event of a substantive change in the nature of Citibank's duties under the Program, as may be agreed to in writing from time to time by Citibank and ING USA.

      Section 2.02 Payment of Obligations.

      (a) In the event that Citibank delivers written notice and evidence, reasonably satisfactory to ING USA, of any Obligation, ING USA shall, upon receipt of such notice, promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to ING USA at its address set forth in
Section 4.04, or at such other address as ING USA shall hereafter furnish to Citibank in writing.

      (b) At the written request and expense of ING USA, Citibank will (i) from time to time execute all such instruments and other agreements and take all such other actions as may be reasonably necessary or desirable, or that ING USA may otherwise reasonably request in writing, to protect any interest of ING USA with respect to any Obligation or to enable ING USA to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation, and (ii) release to ING USA any amount received from a party other than ING USA in connection with any Obligation or any portion thereof, promptly after any such amount is received by Citibank.

      (c) ING USA and Citibank hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of ING USA to pay such Obligation pursuant to this Agreement shall be discharged, by the payment by ING USA to the account of the person to whom such Obligation is owed. For the avoidance of doubt, amounts due hereunder from ING USA to Citibank are not subject to the cap set forth in Section 6.06 of the Indenture.

                                   ARTICLE III
                                 INDEMNIFICATION

      Section 3.01 Indemnification. Subject to the remaining sections of this
Article III, ING USA covenants to fully indemnify and defend Citibank and its executive officers, directors and agents (each, an "Indemnified Person") for, and to hold it harmless against, any and all loss, liability, claim, damage or reasonable expense (including the reasonable compensation, expenses

                                        2

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and disbursements of its counsel) arising out of the acceptance by Citibank, in its capacity as Indenture Trustee or as an Agent, of administration of the applicable Indenture or any Trust and/or the performance of its duties and/or the exercise of its respective rights under the applicable Indenture, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability, claim, damage or expense arises out of or is related to the bad faith, willful misconduct or negligence of Citibank. Notwithstanding anything to the contrary, ING USA shall have no obligation to indemnify or defend Citibank for any loss, liability, claim, damage or expense relating to (i) any costs and expenses attributable solely to Citibank's administrative overhead unrelated to the Program or (ii) any tax imposed on the Fees paid to Citibank.

      Section 3.02 Proceedings. An Indemnified Person shall give prompt written notice to ING USA of any action, suit or proceeding commenced or threatened against the Indemnified Person. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, ING USA may, in its sole discretion, elect to assume the defense of the Indemnified Person, and, if it so elects, ING USA shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but ING USA shall not be obligated to pay the fees and disbursements of such counsel unless (i) ING USA and the Indemnified Person shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include both ING USA and the Indemnified Person and the Indemnified Person shall have reasonably and in good faith concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(iii) ING USA fails, within ten (10) days prior to the date the first response or appearance is required to be made in any such proceeding, to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Person; provided, that ING USA has received written notice of such action, investigation or proceeding at least sixty (60) days prior to the date the first response or appearance is required to be made. It is understood that ING USA shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons.

      Section 3.03 Contribution. Solely to the extent, if any, that the indemnification provided for herein is finally determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, in accordance with its terms, then ING USA shall contribute to the amount paid or payable by an Indemnified Person as a result of such invalidity or unenforceability in such proportion as is appropriate to reflect the relative benefits received by ING USA, on one hand, and Citibank, on the other hand, from the transactions contemplated by the Program Documents. For this purpose, the benefits received by ING USA shall be the aggregate value of the relevant Collateral, and the benefits received by Citibank shall be the Fees it has been paid up to that point, less costs and unreimbursed expenses incurred by it, as Indenture Trustee, in relation to such Collateral. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then ING USA shall contribute to such amount paid or payable by the Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of ING USA, on

                                        3

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the one hand, and Citibank (but solely to the extent such fault results from or is attributable to Citibank's bad faith, willful misconduct or negligence), on the other hand, in connection with the actions or omissions which resulted in such liability.

      Section 3.04 Subrogation. ING USA shall be subrogated to any right of the Indemnified Person in respect of the matter as to which and to the extent that any indemnity was paid hereunder.

      Section 3.05 Settlement. The Indemnified Person may not settle any action, investigation or proceeding without the consent of ING USA, not to be unreasonably withheld.

      Section 3.06 Survival. Notwithstanding any provision contained herein to the contrary, the obligations of ING USA under this Article III to any Indemnified Person shall survive the termination of this Agreement and the discharge of the applicable Indenture.

      Section 3.07 General. The indemnification provided for herein supercedes in all respects any indemnification obligation of ING USA contained in any other Program Document to which the Indenture Trustee and ING USA are or become parties.

                                   ARTICLE IV
                                  MISCELLANEOUS

      Section 4.01 Waiver. No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

      Section 4.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

      Section 4.03 Termination. This Agreement shall terminate and be of no further force and effect upon the date on which (i) there are no Fees or any Obligation (other than any Obligation directly related to the indemnification obligations of ING USA set forth in Article III hereof) due and payable under this Agreement and (ii) each Program Document has terminated; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time Citibank must restore payment of any sums paid under any Obligation or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

      Section 4.04 Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be hand delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by hand or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 4.04. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 4.04, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective facsimile numbers) indicated below:

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

      To Citibank:

      Citibank, N.A.
      Agency & Trust
      388 Greenwich Street, 14th Floor
      New York, New York 10013
      Attention: Nancy Forte
      Facsimile: (212) 816-5527

      To ING USA:

      ING USA Annuity and Life Insurance Company
      c/o ING Institutional Markets
      1290 Broadway
      Denver, CO 80203-5699
      Attention: Karen Czizik, Vice President
      Telephone: (303) 860-2322
      Facsimile: (303) 813-2322 and (303) 860-2690

      With a copy to:

      ING Institutional Markets
      1290 Broadway
      Denver, CO 80203-5699
      Attention: Barbara MacLean
      Telephone: (303) 894-5047
      Facsimile: (303) 813-5047 and (303) 860-2690

      Section 4.05 Certificates and Reports. Citibank shall provide to ING USA, as an exhibit to each Trust's Annual Reports on Form 10-K (each a "10-K") filed on behalf of each such Trust by ING USA under the Securities Exchange Act of 1934, as amended or regulations thereunder (the "Exchange Act"), a compliance certificate (each, a "Compliance Certificate") substantially in the form attached to this Agreement as Exhibit B. ING USA, at its own expense, shall select a registered independent public accounting firm that is a member of the American Institute of Certified Public Accountants (the "Accounting Firm") and cause the Accounting Firm to furnish to the management of ING USA, Citibank and to the Trustee a report (the "Auditor's Report") substantially in the form attached to this Agreement as Exhibit C. ING USA shall cause the Compliance Certificate and the Auditor's Report to be filed as exhibits to each Trust's 10-K(s). ING USA also hereby undertakes that, in the event that Citibank, in connection with any Indenture or any Trust, may be required to file or furnish any reports (other than any Compliance Certificate) pursuant to the Exchange Act (the "Depositor Reports") and the Exchange Act authorizes the party serving as the depositor, sponsor or issuer of the Program to file or furnish or cause to be filed or furnished such Depositor Reports, then ING USA will, to the extent permissible under applicable law, file or furnish or cause to be filed or furnished such Depositor Reports pursuant to the Exchange Act at its own expense.








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

      IN WITNESS WHEREOF, the parties have executed this Expense and Indemnity Agreement by their duly authorized officers as of the date hereof.

                                          ING USA ANNUITY AND LIFE INSURANCE
                                          COMPANY

                                          By: ________________________
                                          Name:
                                          Title:

                                          CITIBANK, N.A.

                                          By: ________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                                      FEES

                                [To be inserted]

                                    EXHIBIT B

                         ANNUAL STATEMENT OF COMPLIANCE

      I, [identify the certifying individual], a duly elected and acting officer of Citibank, N.A. (the "Indenture Trustee"), do hereby certify on behalf of the Indenture Trustee, that:

      1. I have reviewed and examined the performance by the Indenture Trustee of the application of trust money collected by the Indenture Trustee pursuant to
Section 5.02 and, if applicable, Section 6.06 of the Indenture pursuant to which the Trust's notes (the "Notes") were issued during the fiscal year ended December 31, 200? (the "Relevant Year"); and

      2. based upon my review and examination described in Section 1. above, and except as provided in the Report of Independent Accountants on Applying Agreed-Upon Procedures, dated ?, 200?, prepared by the Trust's independent public accountants in accordance with Section 4.05 of the Expense and Indemnity Agreement, to the best of my knowledge, the application of trust money collected by the Indenture Trustee pursuant to Section 5.02 and, if applicable, Section
6.06 of the Indenture was performed in accordance with the terms of the Indenture throughout the Relevant Year.

CITIBANK, N.A., as Indenture Trustee

By:   _________________________
      Name:
      Title:

Date: _________________________

                                    EXHIBIT C


      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON COMPLIANCE


The Board of Directors
ING USA Annuity and Life Insurance Company

We have examined management's assertion, included in the accompanying report titled Report of Management on Compliance, that ING USA Annuity and Life Insurance Company (the "Company") complied with the specified standards identified in Exhibit A to the Report of Management on Compliance (the "Specified Standards") with respect to the secured notes issued by ING USA Global Funding Trust - during the year ended December 31, 20__. Management is responsible for the Company's compliance with those Specified Standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the Specified Standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the Specified Standards.

In our opinion, management's assertion that ING USA Annuity and Life Insurance Company complied with the aforementioned Specified Standards during the year ended December 31, 20__, is fairly stated, in all material respects.



                                               /s/  Ernst & Young LLP



Date ____, 20__

                       REPORT OF MANAGEMENT ON COMPLIANCE


I, as a member of management of ING USA Annuity and Life Insurance Company (the "Company"), am responsible for complying with the standards identified in the attached Exhibit A (the "Specified Standards") with respect to the secured notes issued by ING USA Global Funding Trust -. I am also responsible for establishing and maintaining effective internal control over compliance with these specified standards. I have performed an evaluation of the Company's compliance with the Specified Standards as of December 31, 20__ and for the year then ended. Based on this evaluation, I assert that during the year ended December 31, 20__, the Company complied, in all material respects, with the Specified Standards.



-------------------------
[Title]


Date ____, 20__

                                    EXHIBIT A
                               SPECIFIED STANDARDS


I.  FUNDING AGREEMENT PAYMENTS

Funding agreement payments have been:

1.  calculated according to the terms of the Funding Agreement; and

2. promptly paid, within two business days of the due date, to the Indenture Trustee at the direction of the appropriate ING USA Global Funding Trust.

II. PAYMENTS UNDER INDENTURE

Confirmed that the Indenture Trustee has used the amounts described in I.1. to pay, within two business day of the due date, amounts due on the secured notes to the Depository Trust Company in accordance with the terms of the Indenture.